Exhibit 10.30

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”) is effective as of May 6, 2025 (the “Effective Date”) and is by and between Sauvegarder Investment Management, Inc. (the “Company”) and Erich Spangenberg (“Employee”).

WHEREAS, the Company and Employee are parties to that certain employment agreement effective as of December 30, 2024 (the “Employment Agreement”); and

WHEREAS, the parties desire to amend the Employment Agreement to increase Employee’s annual salary upon the completion of the Company’s initial public offering.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree to amend the Employment Agreement as follows:

1.	The first paragraph of Section 2(a) of the Employment Agreement is restated in its entirety, effective as of May 6, 2025, as follows:

“a.	Annual Salary. Prior to the completion of the Company’s Initial Public Offering (as defined in the 2024 Equity Incentive Plan (“EIP”)), the Company shall pay Employee a base salary equal to $250,000 per year (as it may be adjusted from time to time, the “Annual Salary”), less applicable taxes, withholdings, and deductions, and any other deductions that may be authorized by Employee, from time to time, in accordance with applicable federal, state, and/or local law. Upon completion of the Company’s Initial Public Offering, the Company shall pay Employee an Annual Salary equal to $360,000, less applicable taxes, withholdings, and deductions, and any other deductions that may be authorized by Employee, from time to time, in accordance with applicable federal, state, and/or local law. The Annual Salary shall be payable in biweekly installments or otherwise in accordance with the Company’s standard payroll practices and procedures, as in effect from time to time. Employee acknowledges and understands that his position of employment with the Company is considered “exempt,” as that term is defined under the Fair Labor Standards Act and applicable state or local law. As an exempt employee, Employee is not eligible to receive overtime pay.”

2.	In all other respects, the terms of the Employment Agreement are hereby ratified and confirmed, and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Employment Agreement as of May 6, 2025.

EMPLOYEE:	SAUVEGARDER INVESTMENT MANAGEMENT, INC.

/s/ Eric Spangenberg	By:	/s/ David Kutcher
Eric Spangenberg		David Kutcher
Chief Financial Officer